Strictly Private & Confidential April 3, 2012 Presentation to the Special Committee: ~~PROJECT~~ ATTIRE Strictly Private & Confidential - 1 -

~~PROJECT  ATTIRE~~ Disclosure § National Securities Corporation. National is a registered broker-dealer and member of the FINRA and SIPC. § This Fairness Opinion (the “Opinion”) has been approved by the fairness committee at National Securities Corporation. The Opinion has been prepared solely for the information of Special Committee of the Board of Directors of Bernard Chaus, Inc. (the “Company”) for its confidential use in connection with its consideration of the Transaction. This Opinion addresses only the financial fairness of the merger consideration offered to the non-affiliated shareholders of the Company and does not address the relative merits of the Transaction and any alternatives to the Transaction, the Company’s underlying decision to proceed with or effect the Transaction, or any other aspect of the Transaction. The Opinion does not address the fairness of the Transaction to the holders of any other class of securities, creditors or other constituencies of Attire. § This opinion may not be used or referred to or quoted or disclosed to any person in any manner, without our prior written consent. The Opinion is not a valuation of the Company or its assets or any class of securities of the Company. We have not evaluated the solvency or fair value of the Company. We are not experts in, nor do we express an opinion on, legal, tax, accounting or regulatory issues. § General. In rendering this Opinion, we have relied upon and assumed, without independent verification or other review by us or for us, the accuracy and completeness of all information that was publicly available or was furnished to or discussed with us by the management of the Company and/or its advisors or any other party. § Contingent Compensation. We have not acted as a financial adviser to any party to the Transaction and we will not receive compensation that is contingent upon the successful completion of the Transaction for rendering the Opinion, or any other significant payment or compensation that is contingent upon the successful completion of the Transaction. § Material Relationship. National has not acted as an advisor to the Company in the past two years. We currently make, and have in the past made, a market in the shares of the Company. § Compensation to Officers, Directors and Employees. We do not express an opinion about the fairness of the amount or nature of any compensation payable or to be paid to any of the company’s officers, directors or employees, of the Company, whether relative to the consideration offered or otherwise. Strictly Private & Confidential - 2 -

~~PROJECT  ATTIRE~~ Table of Contents I. Background Information II. Transaction Overview III. Overview of Attire IV. Transaction Evaluation V. Conclusion VI. Appendix A: Valuation Analyses Supplemental Information Strictly Private & Confidential - 3 -

I. Background Information

~~PROJECT  ATTIRE~~ Background History § On or about February 9, 2011, Camuto Consulting Inc. ( Camuto “ ” or “CCI”), a Connecticut corporation purchased 3,000,000 shares of Bernard Chaus, Inc. (the “Company”) Common Stock from the issuer for a purchase price of $300,000 (the “ Purchase Price”) . The source of the Purchase Price was Camuto’s working capital. § On or about April 14, 2011, Camuto filed Schedule 13D with the Securities and Exchange Commission (“SEC”) . In that Filing, Camuto noted that the shares of the Company’s Common Stock were acquired principally for investment purposes, and Camuto has a commercial relationship with the Issuer. Camuto and other parties have recently had discussions with the Company and each other regarding establishing a closer working relationship. Some of the possibilities discussed included an extraordinary corporate transaction, such as a merger, reorganization or liquidation involving the Company or any of its subsidiaries. § On or about May 4, 2011, Oceanroc Investments Limited (“ Oceanroc”) purchased 3,000,000 shares of the Company’s Common Stock from the issuer for a cash purchase price of $300,000 (the “Purchase Price”) . Oceanroc is a wholly-owned subsidiary of China Ting Group Holdings Limited (“CTG”) . All of the Purchase Price was funded by the personal funds of CTG. § On or about May 11, 2011, Oceanroc filed Schedule 13D with the Securities and Exchange Commission (“SEC”) . In that Filing, Oceanroc indicated that it acquired the Company’s shares principally for investment purposes in order to help strengthen the issuer’s cash position. § CTG has an existing commercial relationship with the Company, having been the exclusive supplier of substantially all merchandise purchased by the Company in Asia since July 2009, as well as providing sample making and production supervision services for the Company. CTG is also currently the largest trade creditor of the Company. CTG, another commercial partner of the Company, and the Company have recently had discussions regarding potential new strategic transactions between or involving such parties, although no specific plan or proposal, nor any definitive agreement, has been arrived at or entered into with respect to any such transactions. Strictly Private & Confidential - 5 -

~~PROJECT  ATTIRE~~ Background History § On or about September 16, 2011. The Company announced that it received an offer from Camuto Consulting, Inc. ("Camuto“ or “CCI”) for a "going private" transaction. Pursuant to the offer, the shareholders of the Company, other than the members of the Chaus family, China Ting Group ("CTG") and Camuto, would receive cash consideration of $0.13 for each of their shares. The proposed transaction would be structured as a cash merger requiring the approval of not less than two-thirds of Attire shareholders. Following the transaction, Camuto would own 41% of the Company. § The proposal is subject to a number of conditions including, among other things, the negotiation and execution of definitive agreements, the approval of the transaction by the Company’s Board and shareholders, the receipt of a fairness opinion, the approval of the transaction by the Boards of Camuto, the conversion of certain amounts owed by the Company into a term loan and the entry by the Company into a new financing agreement with its lender on terms satisfactory to all parties. § Based on preliminary analysis performed in support of its Opinion, NSC informed the Special Committee on a call in November of 2011 that an offer of $0.13 per share did not fall within a range it would consider to be fair to its non-affiliated shareholders. The Special Committee of the Board of Directors resolved to negotiate the offer with CCI. § In the interim, class action litigation from both non-affiliated shareholders and a greater than 10% shareholder was filed against CHBD. The Company’s attorneys commenced to speak to plaintiff's attorneys to discuss the merits of the suit and a possible price per share under which they would agree to resolve the litigation. § The Special Committee of the Board of Directors negotiated an offer of $0.21 per share from CCI (CTG is no longer party to the transaction and will sell their shares in the transaction), conditioned upon the completion of the China Ting debt restructure and settlement of all class action litigation. The CTG debt restructure occurred on January 20, 2012, and an Memorandum of Understanding settling class action litigation has been agreed to. Strictly Private & Confidential - 6 -

II. Transaction Overview

~~PROJECT  ATTIRE~~ Transaction Summary §The Special Committee of the Board of Directors of the Company is considering a revised offer communicated by Camuto expressing its willingness to enter into a “going private” transaction (the “Transaction”) whereby the shareholders of the Transaction Company (other than Camuto and the Chaus Family) would receive cash Summary consideration of $0.21 per share. Subject to certain conditions, including the recently concluded restructuring of certain accounts payable owed to CTG into debt and settlement of all litigation regarding the transaction. The cash merger requires approval of not less than two-thirds of shareholders. §Entities called “Family Newco”, owned by the Chaus Family, and “Investor Newco”, owned by Camuto will be created. The entities will enter into “Rollover Transaction Agreements” whereby the respective shareholdings and merger consideration Structure will be contributed. In a simultaneous transaction, Investor Newco would acquire the shares of non-affiliated shareholders, Investor Newco and Family Newco would merge with the Company and it would be the surviving company. §The Special Committee of the Board of Directors have retained National to opine National’s with respect to the fairness of the Transaction. Role §National’s Opinion addresses only the fairness of the merger consideration offered to the non-affiliated shareholders from a financial point of view and does not address the relative merits of the Transaction. Strictly Private & Confidential - 8 -

III. Overview of Attire

PROJECT ATTIRE

Corporate Overview

Bernard Chaus Inc. — OTCBB:CHBD

Data presented in millions, except per share prices — *Mar 30, 2012*

Corporate Information

H/Q: 530 7th Avenue, New York, New York, 10018, United States
Industry Sector: Consumer Discretionary
Primary Industry: Apparel, Accessories and Luxury Goods
Website: www.bernardchaus.com
Full Time Employees: 76

Financial Information

Price per Share	$	0.14
Shares Outstanding (M's)		37.48
Market Capitalization ($M's)		5.25
Plus: Net Debt, Pref & MI ($M's)		16.48
Enterprise Value ($M's)	$	21.73

TTM Share Pricing & Enterprise Value / Revenue Multiples


$0.25
$0.20
$0.15
$0.10
$0.05
$-
0.50x
0.40x
0.30x
0.20x
0.10x
0.00x
Apr-11 May-11 Jul-11 Aug-11 Oct-11 Dec-11 Jan-12 Mar-12
Price/Share
EV / Revenue

Business Description

Bernard Chaus, Inc. designs, manufactures, and markets women's career and casual sportswear products in the United States. Its products include jackets, skirts, pants, blouses, knit tops, sweaters, tailored suits, dresses, and related accessories. The company also manufactures private label apparel products, as well as holds a license to design, manufacture, sell and distribute women's sportswear and ready-to-wear apparel under the Vince Camuto trademark in the United States, Canada, and Mexico. It markets its products through department store chains, specialty retailers, discount stores, wholesale clubs, and other retail outlets under the JOSEPHINE CHAUS, JOSEPHINE, JOSEPHINE STUDIO, CHAUS, CHAUS SPORT, CYNTHIA STEFFE, SEAMLINE CYNTHIA STEFFE, and CYNTHIA CYNTHIA STEFFE trademarks, as well as under private label brand names. The company was founded in 1975 and is headquartered in New York, New York.

Source: Capital IQ as of March30, 2012

Strictly Private & Confidential

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NATIONAL

PROJECT ATTIRE

Business Overview

Bernard Chaus



CHAUS AND JOSEPHINE CHAUS

collections of better career and casual clothing as well as separate items that include jackets, pants, skirts, knit tops, sweaters, and dresses.



PRIVATE LABELS

private label apparel manufactured according to customers' specifications.


VINCE CAMUTO

LICENSED PRODUCTS

Kenneth Cole (Fiscal Year 2011) - a better sportswear line focused on a contemporary customer

Vince Camuto (Fiscal Year 2012) - a collection of women's sportswear and ready- to- wear apparel



CYNTHIA STEFFE AND CYNTHIA CYNTHIA STAFFE

a collection of upscale contemporary clothing that includes tailored suits, dresses, jackets, skirts, and pants.

Strictly Private & Confidential

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NATIONAL

PROJECT ATTIRE

Revenue Segmentation



Sold nationwide in an estimated 4,500 points of distribution operated by approximately 400 department store chains, specialty retailers, and other retail outlets.

TTM Revenue by Division



$78.3 million
27.2%
5.9%
14.4%
51.5%
Josephine Chaus and Chaus
Private Label
Cynthia Steffe and Cynthia Cynthia Steffe
Licensed Products

Strictly Private & Confidential
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NATIONAL

~~PROJECT  ATTIRE~~ Twelve Month Trading Perspective Source: Capital IQ as of March 30, 2012 Strictly Private & Confidential - 13 -

~~PROJECT  ATTIRE~~ Financial Snapshot Data presented in millions of USD Total Revenue & CAGR Gross Profit & Gross Margin EBITDA and EBITDA Margin $0.0 0.0% $40.0 100.0% 2008 2009 2010 TTM CAGR: 90.0% -2.0% -10.8% -$2.0 80.0% $112.1 $30.0 $28.7 -4.0% $100.2 -$4.0 70.0% $24.4 -4.5% $84.8 60.0% -5.3% -$4.6 -6.0% $78.3 -$6.0 $20.0 $17.1 50.0% -$6.0 $16.1 -8.0% 40.0% -$8.0 30.0% -10.0% $10.0 25.6% 24.4% -$10.0 20.0% -$8.7 21.9% -12.0% 19.0% -11.1% 10.0% -$12.0 -$11.1 -14.0% 2008 2009 2010 TTM $0.0 0.0% -13.1% 2008 2009 2010 TTM Total Debt Net Debt Market Capitalization $16.5 2008 2009 2010 TTM $5.4 $5.2 $4.9 ($2.6) $11.2 $3.7 ($6.5) $6.6 ($11.2) $2.6 ($16.5) 2008 2009 2010 TTM 2009 2010 2011 TTM Source: Capital IQ as of March 30, 2012 Strictly Private & Confidential - 14 -

IV. Transaction Evaluation

PROJECT ATTIRE

Precedent M&A Transaction Analysis

Selected Precedent Transactions

Women's Apparel Manufacturers or Licensors

Data presented in millions

Acquiror / Target	Ticker	Transaction Dates: Closed	Cash	Implied Value of: Equity	Enterprise	Enterprise Value / Revenue	EBITDA	Equity Value / Net Income	Book
New Wave Group AB Paris Glove of Canada Ltd.	Private	Dec-2011	$0.0	$16.2	$16.2	0.59x	NA	NA	NA
The Gores Group LLC; Liz Claiborne Inc. Liz Claiborne Inc., Global Mexx Business	Private	Nov-2011	$0.0	$25.0	$85.0	0.12x	NA	NA	NA
Phillips-Van Heusen Corporation (nka:PVH Corp.) Mulberry Thai Silks, Inc., Certain Assets	Private	Apr-2008	$11.3	$11.3	$11.3	0.45x	NA	NA	NA
B2X Corporation Hampshire Group, Certain Assets of David Brooks and Marisa Christina	Private	Nov-2007	$5.9	$5.9	$5.9	0.33x	NA	NA	NA
LF USA Inc. Liz Claiborne Inc., Emma James, Intuitions, JH Collectibles and Tapemeasure Brands	Private	Oct-2007	$30.0	$30.0	$30.0	0.20x	NA	NA	NA
Fruit of The Loom Inc. Vanity Fair Intimates, LP (nka:Vanity Fair Brands, LP)	Private	Apr-2007	$350.0	$350.0	$350.0	0.44x	NA	NA	NA
Li & Fung Limited Rosetti Handbags and Accessories Ltd.	Private	Jul-2006	$81.0	$81.0	$203.0	1.04x	NA	NA	NA
Hampshire Group Ltd. Marisa Christina Inc.	Private	Oct-2006	$4.7	$4.7	$3.4	0.19x	NM	NM	0.7x
Li & Fung Limited Oxford Industries Inc., Womenswear Group	Private	Jun-2006	$37.3	$37.3	$37.3	0.15x	NA	NA	NA
					High	1.04x	14.6x	4.9x	2.0x
					Low	0.12x	10.8x	4.9x	0.7x
					Median	0.33x	10.8x	4.9x	1.4x

Enterprise Value (EV) is calculated as Market Cap plus debt, minority interest and preferred shares, minus total cash and cash equivalents.
This sample set includes 27 separate selected transactions since March 2006, 9 of which had EV to Revenue multiples reported and are shown in this presentation.

Source: Capital IQ as of March 30, 2012

Strictly Private & Confidential - 16 - NATIONAL

~~PROJECT  ATTIRE~~ Precedent M&A Transaction Analysis Precedent Transaction Multiples Summary (Amounts are in thousands of US Dollars) Enterprise Value / Revenue Valuation Multiples High Low Median Selected Transactions 1.04x 0.12x 0.33x Enterprise Value Based on Revenue Multiples Operating Attire Data 1 High Low Median Selected Transactions $ 37,559.0 $ 39,100 $ 4,373 $12,311 Equity Value 2 Based on Revenue Multiples Operating Attire Data 1 High Low Median Selected Transactions $37,559.0 $ 22,617 $ (12,110) $ (4,172) Imputted Share Price 3 Operating Attire Data 1 High Low Median Selected Transactions $ 37,559.0 $0.60 $ (0.32) $ (0.11) 1. Operating Data show s 48% of the Company's trailing tw elve month (TTM) operating results for period ending December 31, 2011 excluding sales of Licensed Products (illustrating discontinued Kenneth Cole and/or Camuto trademark agreements), w hich accounted for 52% of overall revenue in TTM period. 2. Equity Value calculated by adjusting Enterprise Value by Net Debt (-$16.5) on Balance Sheet as of December 31, 2011. 3. Based on Total Shares Outstanding of 37,481,373 show n in the Company's most recent SEC Filing (10Q) filed on February 14, 2012. Strictly Private & Confidential - 17 -

~~PROJECT  ATTIRE~~ Precedent M&A Transaction Analysis Precedent Transaction Multiples Summary (Amounts are in thousands of US Dollars) Enterprise Value / Revenue Valuation Multiples High Low Median Selected Transactions 1.04x 0.12x 0.33x Enterprise Value Based on Revenue Multiples Operating Attire Data 1 High Low Median Selected Transactions $ 78,248.0 $ 81,459 $ 9,111 $25,648 Equity Value 2 Based on Revenue Multiples Operating Attire Data 1 High Low Median Selected Transactions $78,248.0 $ 64,976 $ (7,372) $ 9,165 Imputted Share Price 3 Operating Attire Data 1 High Low Median Selected Transactions $ 78,248.0 $1.73 $ (0.20) $0.24 1. Operating Data show s 100% of the Company's trailing tw elve month (TTM) operating results for period ending December 31, 2011 including sales of Licensed Products (illustrating a continuation of Kenneth Cole and/or Camuto trademark agreements), w hich accounted for 52% of overall revenue in TTM period. 2. Equity Value calculated by adjusting Enterprise Value by Net Debt (-$16.5) on Balance Sheet as of December 31, 2011. 3. Based on Total Shares Outstanding of 37,481,373 show n in the Company's most recent SEC Filing (10Q) filed on February 14, 2012. Strictly Private & Confidential - 18 -

PROJECT ATTIRE

Comparable Publicly Traded Companies

Company Name	Headquarters	Business Description
Delta Apparel, Inc.	Greenville, South Carolina	Delta Apparel, Inc., through its subsidiaries, operates as an international design, marketing, manufacturing, and sourcing company that features a portfolio of branded and private label activewear apparel and headwear.
JB	Commerce, California	Joe's Jeans Inc. engages in the design, development, and marketing of apparel products worldwide. Its product line comprises women's and men's denim jeans, pants, shirts, sweaters, jackets, and other apparel products under the Joe's brand.
EVER GLORY	West Covina, California	Ever-Glory International Group, Inc., together with its subsidiaries, engages in the manufacture, distribution, and sale of apparel for women, men, and children.
SWANK, INC.	New York, New York	Swank, Inc. engages in the importation, sale, and distribution of men's accessories in the United States. The company sources and sells a range of men's leather accessories, including belts, wallets, billfolds, key cases, card holders, and other leather goods.
HAMPSHIREGROUP	New York, New York	Hampshire Group, Limited engages in designing and marketing apparel for men. It licenses the Geoffrey Beene and Dockers labels for men's sweaters, as well as JOE Joseph Abboud for men's sportswear.
J	Maywood, New Jersey	Jaclyn, Inc., together with its subsidiaries, engages in the design, manufacture, distribution, and sale of apparel, handbags, and related accessories.
TANDY	Dallas, Texas	Tandy Brands Accessories, Inc. engages in designing and marketing of men's, women's, and children's accessories in North America.
PPLB	Los Angeles, California	Sequential Brands Group, Inc. (formerly known as People's Liberation, Inc.) designs, markets, and sells casual apparel under the People's Liberation, William Rast, and J. Lindeberg brand names in the United States and internationally.
signature eyewear	Inglewood, California	Signature Eyewear, Inc. engages in the design, marketing, and distribution of eyeglass frames and sunwear in the United States and internationally.

Strictly Private & Confidential - 19 - NATIONAL

PROJECT ATTIRE

Comparable Public Company Analysis

Selected Public Comparable Companies

North American, Micro Cap Manufacturers of Apparel, Accessories, and/or Footwear

Data presented in USD millions

				Operational Details				Valuation Details			
Name of Issuer	Ticker	Market Capitalization	Enterprise Value	TTM Revenue	TTM EBITDA	TTM Net Income	MRQ Net Debt	EV / Revenue	Mk Cap / Revenue	EV / EBITDA	EV / Net Income
Delta Apparel Inc.	AMEX:DLA	$138.83	$259.12	$491.61	$29.95	$5.08	$120.29	0.53x	0.28x	8.7x	51.0x
Ever-Glory International Group, Inc.	AMEX:EVK	25.84	47.81	215.78	15.63	9.65	21.97	0.22x	0.12x	3.1x	5.0x
Hampshire Group Ltd.	OTCPK:HAMP	14.61	(11.15)	86.15	(9.09)	(9.96)	(25.76)	n.m.	0.17x	n.m.	n.m.
Jaclyn Inc.	OTCPK:JCLY	19.65	31.67	198.55	3.39	3.43	12.02	0.16x	0.10x	9.3x	9.2x
Joe's Jeans Inc.	NasdaqCM:JOEZ	78.91	69.49	95.42	1.75	(1.37)	(9.43)	0.73x	0.83x	39.8x	n.m.
Sequential Brands Group, Inc.	OTCPK:SQBG	12.60	8.91	23.20	(6.60)	1.76	2.35	0.38x	0.54x	n.m.	5.1x
Signature Eyewear Inc.	OTCPK:SEYE	1.04	4.86	19.05	0.61	0.26	3.81	0.26x	0.05x	8.0x	18.8x
Swank Inc.	OTCPK:SNKI	58.83	59.21	138.62	10.51	5.94	0.38	0.43x	0.42x	5.6x	10.0x
Tandy Brands Accessories Inc.	NasdaqGM:TBAC	12.31	26.61	123.81	(4.00)	(9.86)	14.30	0.21x	0.10x	n.m.	n.m.
	High	$138.83	$259.12	$491.61	$29.95	$9.65	$120.29	0.73x	0.83x	39.8x	51.0x
	Median	19.65	31.67	123.81	1.75	1.76	3.81	0.32x	0.17x	8.3x	9.6x
	Low	1.04	(11.15)	19.05	(9.09)	(9.96)	(25.76)	0.16x	0.05x	3.1x	5.0x
Bernard Chaus Inc.	OTCBB:CHBD	5.25	21.73	78.27	(8.72)	(8.17)	16.48	0.28x	0.07x	n.m.	n.m.

Enterprise Value (EV) is calculated as Market Cap plus debt, minority interest and preferred shares, less total cash and cash equivalents.

Source: Capital IQ as of March 30, 2012

Strictly Private & Confidential

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NATIONAL

~~PROJECT  ATTIRE~~ Comparable Public Company Analysis Comparable Public Company Trading Multiples Summary (Amounts are in thousands of US Dollars) Enterprise Value / Revenue Trading Multiples High Low Median Selected Companies 0.73x 0.16x 0.32x Enterprise Value Based on Revenue Multiples Operating Attire Data 1 High Low Median Selected Companies $ 37,559.0 $ 27,352 $ 5,990 $12,000 Equity Value 2 Based on Revenue Multiples Operating Data 1 High Low Median Selected Companies $37,559.0 $ 10,869 $ (10,493) $ (4,483) Imputted Share Price 3 Operating Data 1 High Low Median Selected Companies $ 37,559.0 $0.29 $ (0.28) $ (0.12) 1. Operating Data show s 48% of the Company's trailing tw elve month (TTM) operating results for period ending December 31, 2011 excluding sales of Licensed Products (illustrating discontinued Kenneth Cole and/or Camuto trademark agreements), w hich accounted for 52% of overall revenue in TTM period. 2. Equity Value calculated by adjusting Enterprise Value by Net Debt (-$16.5) on Balance Sheet as of December 31, 2011. 3. Based on Total Shares Outstanding of 37,481,373 show n in the Company's most recent SEC Filing (10Q) filed on February 14, 2012. Strictly Private & Confidential - 21 -

~~PROJECT  ATTIRE~~ Comparable Public Company Analysis Comparable Public Company Trading Multiples Summary (Amounts are in thousands of US Dollars) Enterprise Value / Revenue Trading Multiples High Low Median Selected Companies 0.73x 0.16x 0.32x Enterprise Value Based on Revenue Multiples Operating Attire Data 1 High Low Median Selected Companies $ 78,248.0 $ 56,983 $ 12,480 $ 24,999 Equity Value 2 Based on Revenue Multiples Operating Data 1 High Low Median Selected Companies $78,248.0 $ 40,500 $ (4,003) $ 8,516 Imputted Share Price 3 Operating Data 1 High Low Median Selected Companies $ 78,248.0 $ 1.08 $ (0.11) $0.23 1. Operating Data show s 100% of the Company's trailing tw elve month (TTM) operating results for period ending December 31, 2011 including sales of Licensed Products (illustrating a continuation of Kenneth Cole and/or Camuto licensing agreements), w hich accounted for 52% of overall revenue in TTM period. 2. Equity Value calculated by adjusting Enterprise Value by Net Debt (-$16.5) on Balance Sheet as of December 31, 2011. 3. Based on Total Shares Outstanding of 37,481,373 show n in the Company's most recent SEC Filing (10Q) filed on February 14, 2012. Strictly Private & Confidential - 22 -

PROJECT ATTIRE

Discounted Cash Flow Analysis

Discounted Cash Flow Analysis for Bernard Chaus Inc.

Figures in thousands

	Historical year ending July 2,			Projected year ending July 2, [1]					2011-2016
	2009	2010	2011	2012	2013	2014	2015	2016	CAGR
Sales	$112,096.0	$100,153.0	$84,818.0	$51,178.0	$51,679.0	$51,683.0	$51,683.0	$51,683.0	(9.4%)
Cost of goods sold	83,415.0	75,730.0	68,730.0	38,875.0	39,080.0	39,036.0	38,993.0	38,950.0	
Gross Profit	28,681.0	24,423.0	16,088.0	12,303.0	12,599.0	12,647.0	12,690.0	12,733.0	(4.6%)
SG&A	34,670.0	28,979.0	27,184.0	19,856.0	20,306.0	20,887.0	21,389.0	21,830.0	
EBITDA	(5,989.0)	(4,556.0)	(11,096.0)	(7,553.0)	(7,707.0)	(8,240.0)	(8,699.0)	(9,097.0)	(3.9%)
EBITDA Margin	*(5.3%)*	*(4.5%)*	*(13.1%)*	*(14.8%)*	*(14.9%)*	*(15.9%)*	*(16.8%)*	*(17.6%)*	
Less: Depreciation	(1,190.0)	(618.0)	(373.0)	(462.0)	(600.0)	(700.0)	(700.0)	(700.0)	
Less: Amortization	1,188.8	617.4	372.6	(495.0)	(495.0)	(495.0)	(495.0)	(495.0)	
EBIT	(5,990.2)	(4,556.7)	(11,096.5)	(8,510.2)	(8,802.2)	(9,435.2)	(9,894.2)	(10,292.2)	(1.5%)
Less: Taxes @ 0.0%	0.0	0.0	0.0	0.0	0.0	0.0	0.0	0.0	
Tax-effected EBIT	(5,990.2)	(4,556.7)	(11,096.5)	(8,510.2)	(8,802.2)	(9,435.2)	(9,894.2)	(10,292.2)	(1.5%)
Plus: Depreciation and amortization		618.0	373.0	957.0	1,095.0	1,195.0	1,195.0	1,195.0	
Less: Capital expenditures		(587.0)	(622.0)	(1,000.0)	(500.0)	(500.0)	(500.0)	(500.0)	
Less: Additions to intangibles		0.0	0.0	0.0	0.0	0.0	0.0	0.0	
(Increase)/decrease in working capital		(2,376.0)	16,926.0	(5,455.0)	2.0	(6.1)	(5.8)	(5.8)	
Unlevered Free Cash Flow (as provided)		**($6,901.7)**	**$5,580.5**	**($14,008.1)**	**($8,205.2)**	**($8,746.2)**	**($9,204.9)**	**($9,602.9)**	

1. NSC requested and was provided standalone forward looking projections by the Company's Management excluding sales of Licensed Products (assuming termination of Vince Camuto Trademark Agreement). The projections have not been independently verified by NSC.

Strictly Private & Confidential

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NATIONAL

PROJECT ATTIRE

Discounted Cash Flow Analysis

Discounted Cash Flow Analysis for Bernard Chaus Inc.

Figures in thousands, except per share

Perpetuity Growth Method [1]	
Weighted average cost of capital:	17.9%
Net present value of free cash flow	($32,100.3)
Terminal growth rate [4]	1.0%
Terminal value	($57,390.3)
Present value of the terminal value	(25,192.4)
Enterprise value	($57,292.7)
Less: Net debt*	(16,481.0)
Equity value [2]	($73,773.7)
Diluted shares:	37,481
Equity Value Per Share [3]	($1.97)

EBITDA Multiple Method [1]	
Weighted average cost of capital:	17.9%
Net present value of free cash flow	($32,100.3)
Terminal multiple [5]	8.0x
Terminal value	($72,776.0)
Present value of the terminal value	(31,946.2)
Enterprise value	($64,046.5)
Less: Net debt*	(16,481.0)
Equity value [2]	($80,527.5)
Diluted shares:	37,481
Equity Value Per Share [3]	($2.15)

Current share price as of March 30, 2012 $0.14

1. NSC requested and was provided standalone forward looking projections by the Company's Management excluding sales of Licensed Products (assuming termination of Vince Camuto Trademark Agreement). The projections have not been independently verified by NSC.
2. Equity Value calculated by adjusting Enterprise Value by Net Debt (-$16.5) on Balance Sheet as of December 31, 2011.
3. Based on Total Shares Outstanding of 37,481,373 shown in Attire's most recent SEC Filing (10Q) filed on February 14, 2012.
4. Termingal growth of one percent (1%) as provided by the Company's Management.
5. Based on Comparable Public Company Analysis.

Strictly Private & Confidential - 24 - NATIONAL

PROJECT ATTIRE

Discounted Cash Flow Analysis

Discounted Cash Flow Analysis for Bernard Chaus Inc.

Figures in thousands

	Historical year ending July 2,			Projected year ending July 2, [1]					2011-2016
	2009	2010	2011	2012	2013	2014	2015	2016	CAGR
Sales	$112,096.0	$100,153.0	$84,818.0	$88,099.0	$91,888.0	$95,118.0	$97,834.0	$100,635.0	3.5%
Cost of goods sold	83,415.0	75,730.0	68,730.0	64,642.0	68,377.0	70,781.0	72,783.0	74,847.0	
Gross Profit	28,681.0	24,423.0	16,088.0	23,457.0	23,511.0	24,337.0	25,051.0	25,788.0	9.9%
SG&A	34,670.0	28,979.0	27,184.0	26,101.0	27,275.0	28,296.0	29,215.0	30,093.0	
EBITDA	(5,989.0)	(4,556.0)	(11,096.0)	(2,644.0)	(3,764.0)	(3,959.0)	(4,164.0)	(4,305.0)	(17.3%)
EBITDA Margin	*(5.3%)*	*(4.5%)*	*(13.1%)*	*(3.0%)*	*(4.1%)*	*(4.2%)*	*(4.3%)*	*(4.3%)*	
Less: Depreciation	(1,190.0)	(618.0)	(373.0)	(462.0)	(600.0)	(700.0)	(700.0)	(700.0)	
Less: Amortization	1,188.8	617.4	372.6	(495.0)	(495.0)	(495.0)	(495.0)	(495.0)	
EBIT	(5,990.2)	(4,556.7)	(11,096.5)	(3,601.0)	(4,859.0)	(5,154.0)	(5,359.0)	(5,500.0)	(13.1%)
Less: Taxes @ 0.0%	0.0	0.0	0.0	0.0	0.0	0.0	0.0	0.0	
Tax-effected EBIT	(5,990.2)	(4,556.7)	(11,096.5)	(3,601.0)	(4,859.0)	(5,154.0)	(5,359.0)	(5,500.0)	(13.1%)
Plus: Depreciation and amortization		618.0	373.0	957.0	1,095.0	1,195.0	1,195.0	1,195.0	
Less: Capital expenditures		(587.0)	(622.0)	(1,000.0)	(500.0)	(500.0)	(500.0)	(500.0)	
Less: Additions to intangibles		0.0	0.0	0.0	0.0	0.0	0.0	0.0	
(Increase)/decrease in working capital		(2,376.0)	16,926.0	(5,355.0)	192.9	101.7	84.0	86.6	
Unlevered Free Cash Flow (as provided)		**($6,901.7)**	**$5,580.5**	**($8,999.0)**	**($4,071.1)**	**($4,357.3)**	**($4,580.1)**	**($4,718.5)**	
Unlevered Free Cash Flow (adjusted)			**$5,580.5**	**($8,099.1)**	**($3,664.0)**	**($3,921.6)**	**($4,122.1)**	**($4,246.6)**	

1. NSC requested and was provided standalone forward looking projections by the Company's Management including sales of Licensed Products (assuming the continuation of the Vince Camuto Trademark Agreement). The projections have not been independently verified by NSC.

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NATIONAL

PROJECT ATTIRE

Discounted Cash Flow Analysis

Discounted Cash Flow Analysis for Bernard Chaus Inc.

Figures in thousands, except per share

Perpetuity Growth Method [1]	
Weighted average cost of capital:	17.9%
Net present value of free cash flow	($17,661.9)
Terminal growth rate [4]	1.0%
Terminal value	($28,199.3)
Present value of the terminal value	(12,378.5)
Enterprise value	($30,040.4)
Less: Net debt*	(16,481.0)
Equity value [2]	($46,521.4)
Diluted shares:	37,481
Equity Value Per Share	**($1.24)**

EBITDA Multiple Method [1]	
Weighted average cost of capital:	17.9%
Net present value of free cash flow	($17,661.9)
Terminal multiple [5]	8.0x
Terminal value	($34,440.0)
Present value of the terminal value	(15,118.0)
Enterprise value	($32,779.9)
Less: Net debt*	(16,481.0)
Equity value [2]	($49,260.9)
Diluted shares:	37,481
Equity Value Per Share	**($1.31)**

Current share price as of March 30, 2012 | **$0.14**

1. NSC requested and was provided standalone forward looking projections by the Company's Management including sales of Licensed Products (assuming the continuation of the Vince Camuto Trademark Agreement). The projections have not been independently verified by NSC.
2. Equity Value calculated by adjusting Enterprise Value by Net Debt (-$16.5) on Balance Sheet as of December 31, 2011.
3. Based on Total Shares Outstanding of 37,481,373 shown in Attire's most recent SEC Filing (10Q) filed on February 14, 2012.
4. Termingal growth of one percent (1%) as provided by the Company's Management.
5. Based on Comparable Public Company Analysis.

Strictly Private & Confidential - 26 - NATIONAL

~~PROJECT  ATTIRE~~ Current and ProForma: Balance Sheet Analyses Current Adjustments ProForma Assets Cash $ 2,000.0 $- $ 2,000.0 Accounts receivable - factored $ 7,665,000.0 $ - $ 7,665,000.0 Accounts receivable - net $ 1,426,000.0 $ - $ 1,426,000.0 Inventories - net $ 7,698,000.0 $- $ 7,698,000.0 Prepaid expenses and other current assets $ 936,000.0 $ - $ 936,000.0 Total current assets $ 17,727,000.0 $ - $ 17,727,000.0 Fixed assets - net $ 1,541,000.0 $ - $ 1,541,000.0 Other assets $- $ - $Trademarks 1 $ 1,000,000.0 $ 4,095,602.8 $ 5,095,602.8 NOL assets 2 $ - $ 9,645,250.4 $ 9,645,250.4 Total assets $ 20,268,000.0 $ 13,740,853.2 $ 34,008,853.2 1. Markup of existing trademarks resulting from Relief of Royalty Analysis. 2. Creation of NOL assets based on the net present value of tax shield creation. 3. Reclassification of $12,000,000 of Account Payable due to China Ti~~ng to Long Term Debt as per the most recent SEC Filing (10~~Q) filed on February 14, 2012. 4. Based on Total Shares Outstanding of the most recent SEC Filing (10Q) filed on February 14, 2012. 5. Market Cap based on most recent stock price as provided by CapIQ. Strictly Private & Confidential - 27 -

PROJECT ATTIRE

Current and ProForma: *Balance Sheet Analyses*

	Current	Adjustments	ProForma
Liabilities and Stockholders' Deficiency			
Current Liabilities	$ -	$ -	$ -
Revolving credit borrowings	$ 4,483,000.0	$ -	$ 4,483,000.0
Accounts payable [3]	$ 12,893,000.0	$ -	$ 12,893,000.0
Accrued expenses	$ 2,983,000.0	$ -	$ 2,983,000.0
Total current liabilities	**$ 20,359,000.0**	**$ -**	**$ 20,359,000.0**
Deferred income	$ 2,634,000.0	$ -	$ 2,634,000.0
Long term liabilities	$ 1,973,000.0	$ -	$ 1,973,000.0
Deferred income taxes	$ 213,000.0	$ -	$ 213,000.0
Long term debt [3]	$ 12,000,000.0	$ -	$ 12,000,000.0
Total liabilities	**$ 37,179,000.0**	**$ -**	**$ 37,179,000.0**
Commitments and Contingencies	$ -	$ -	$ -
Stockholders' Deficiency	$ -		
Preferred stock, $.01 pay value, authorized shares - 1,000,000; issued anc	0		
outstanding shares - none	$ -	$ -	$ -
Common stock, $.01 par value, authorized shares - 50,000,000; issued			
shares 37,543,643 at July 2, 2011 and July 3, 2010	$ 375,000.0	$ -	$ 375,000.0
Additional paid-in capital	$ 133,443,000.0	$ -	$ 133,443,000.0
Deficit	$ (148,164,000.0)	$ 13,740,853.2	$ (134,423,146.8)
Accumulated other comprehensive loss	$ (1,085,000.0)	$ -	$ (1,085,000.0)
Less: Treasury stock at cost - 62,270 shares at July 2, 2011 and July 3,			
2010	$ (1,480,000.0)	$ -	$ (1,480,000.0)
Total stockholders' deficiency	**$ (16,911,000.0)**	**$ 13,740,853.2**	**$ (3,170,146.8)**
Total liabilities and stockholders' deficiency	**$ 20,268,000.0**	**$ 13,740,853.2**	**$ 34,008,853.2**

1. Markup of existing trademarks resulting from Relief of Royalty Analysis.
2. Creation of NOL assets based on the net present value of tax shield creation.
3. Reclassification of $12,000,000 of Account Payable due to China Ting to Long Term Debt as per the most recent SEC Filing (10Q) filed on February 14, 2012.
4. Based on Total Shares Outstanding of the most recent SEC Filing (10Q) filed on February 14, 2012.
5. Market Cap based on most recent stock price as provided by CapIQ.

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NATIONAL

~~PROJECT  ATTIRE~~ Current and ProForma: Balance Sheet Analyses Current Adjustments ProForma Supplemental Items Total Shares Out. on Filing Date 4 37,481,373 37,481,373 Market Cap 5 5,247,340.0 5,247,340.0 Enterprise Value (11,233,660.0) (11,233,660.0) Liquidation Value ($16,911,000.0) ($12,815,397.23) Liquidation Value/Share ($0.45) ($0.34) Book Value ($16,911,000.0) ($3,170,146.84) Book Value/Share ($0.45) ($0.08) Tangible Book Value (17,911,000.0) (8,265,749.6) Tangible Book Value/Share ($0.48) ($0.22) Total Debt 16,483,000.0 16,483,000.0 Net Debt (16,481,000.0) (16,481,000.0) 1. Markup of existing trademarks resulting from Relief of Royalty Analysis. 2. Creation of NOL assets based on the net present value of tax shield creation. 3. Reclassification of $12,000,000 of Account Payable due to China Ting to Long Term Debt as per the most recent SEC Filing (10Q) filed on February 14, 2012. 4. Based on Total Shares Outstanding of the most recent SEC Filing (10Q) filed on February 14, 2012. 5. Market Cap based on most recent stock price as provided by CapIQ. Strictly Private & Confidential - 29 -

~~PROJECT  ATTIRE~~ Current and ProForma: Balance Sheet Analyses Trademark Valuation (Relief from Royalty Analysis) Chaus Brand Fiscal 2012 Fiscal 2013 Fiscal 2014 Fiscal 2015 Fiscal 2016 Net Sales 7 $ 28,383,299.1 $ 27,718,615.1 $ 25,246,845.0 $ 23,687,864.2 $ 21,738,327.1 Royalty Percentage 1 7.0% 7.0% 7.0% 7.0% 7.0% Royalty $ 1,986,830.9 $ 1,940,303.1 $ 1,767,279.2 $ 1,658,150.5 $ 1,521,682.9 Less: Brand Expenses 2 $ 910,~~663.1~~ $ 838,~~605.1~~ $ 789,~~909.5~~ $ 767,7~~72.1~~ $ 711,974.2 Net Royalty $ 1,076,167.8 $ 1,101,697.9 $ 977,369.7 $ 890,378.4 $ 809,708.7 Tax Rate 3 Discount Rate 4 NPV of Chaus Trademark $3,117,959.5 Cynthia Steffe Brand Fiscal 2012 Fiscal 2013 Fiscal 2014 Fiscal 2015 Fiscal 2016 Net Sales $ 16,081,711.9 $ 16,351,292.5 $ 16,662,177.7 $ 16,389,425.0 $ 17,156,400.2 Royalty Percentage 1 7.0% 7.0% 7.0% 7.0% 7.0% Royalty $ 1,125,719.8 $ 1,144,590.5 $ 1,166,352.4 $ 1,147,259.7 $ 1,200,948.0 Less: Brand Expenses 2 $ 515,973.2 $ 494,695.6 $ 521,317.1 $ 531,214.8 $ 561,906.8 Net Royalty $ 609,746.6 $ 649,894.8 $ 645,035.3 $ 616,045.0 $ 639,041.2 Tax Rate 3 Discount Rate 4 NPV of Cynthia Steffe Trademark $1,977,643.3 Total Value of the Company's Trademarks $5,095,602.8 Carrying Value of the Company's Trademarks 5 $1,000,000.0 Mark Up to the Company's Trademarks 6 $4,095,602.8 1. Royalty Percentage is (7.0%) percent w as provided by the Company's Management Team. 2. Brand Expenses include Marketing and Advertising. 3. Tax Rate (0.0%) utilized because of significant NOL position for the term in question. 4. Discount Rate (17.9%) utilized equals the Weighted Average Cost of Capital (WACC). 5. Carrying Value of Attire Trademarks as provided in Decmeber 31, 2011 Balance Sheet. 6. Mark Up to the Company's Trademark is calculated as difference betw een Total Imputed Value of Trademarks and Carrying Value of the Company's Trademarks. 7. NSC requested and w as provided standalone forw ard looking projections by the Company's Management. Net Sales and Brand Expenses w ere derived on a percentage basis from projections provided on 7/29/2011 and then applied against the standalone forw ard looking projections provided on 11/3/2011, w hich did not supply brand details. The projections have not been independently verified by NSC. Strictly Private & Confidential - 30 -

PROJECT ATTIRE

Current and ProForma: *Balance Sheet Analyses*

Net Operating Loss (NOL) Valuation

	FY 2012 Plan	FY2013 Plan	FY2014 Plan	FY2015 Plan	FY2016 Plan	Perpetuity
Total Bookings	129,877,989	141,183,153	164,930,665	185,039,561	211,418,986	n.m.
Dilutions	26,416,974	28,501,278	33,219,439	36,901,166	42,015,096	n.m.
Gross Sales	103,461,015	112,681,874	131,711,226	148,138,395	169,403,890	n.m.
Net Sales	91,797,346	97,605,609	114,081,585	128,333,150	146,737,137	n.m.
Total Cost of Goods	65,320,012	68,326,431	80,000,593	89,947,577	102,029,377	n.m.
Gross Profit	26,477,334	29,279,178	34,080,992	38,385,573	44,707,760	n.m.
Total Operating Expenses	26,568,206	25,183,061	27,086,744	28,769,614	30,667,953	n.m.
Operating Profit	26,450,766	4,096,117	6,994,248	9,615,960	14,039,807	n.m.
Interest Expense	630,000	1,483,239	1,498,571	1,598,332	1,727,160	n.m.
Income Before Taxes	(721)	2,612,878	5,495,677	8,017,628	12,312,647	n.m.
Income Taxes	65	100,000	100,000	100,000	100,000	n.m.
Net Income	(786)	2,512,878	5,395,677	7,917,628	12,212,647	n.m.
Available NOL [2]	$ 49,909,600.0	$ 49,906,987.1	$ 44,411,309.8	$ 36,393,682.1	$ 24,081,034.9	n.m.
Imputed Taxes [3]	$ (288.3)	$ 1,045,151.3	$ 2,198,270.9	$ 3,207,051.1	$ 4,925,058.9	n.m.
Tax Shield Benefit	$ -	$ 945,151.3	$ 2,098,270.9	$ 3,107,051.1	$ 4,825,058.9	$ 8,917,560.1
NPV of Future Tax Shield Benefit [5]	$ 9,645,250.4					

1. NSC utilized the projections provided by the Company's Management as a proxy for a similarly situated acquirer like the Camuto Group including sales of Licensed Products (assuming the continuation of the Vince Camuto Trademark Agreement) and assumes the addition of new product lines by Vince Camuto. The projections have not been independently verified by NSC.
2. Available NOL based off of schedule provided by the Company's Management and is reduced by utilization in outer years.
3. Tax Rate (40.0%) utilized equals the full corporate tax rate.
4. Tax Shield Benefit calculated as difference between the Imputed Taxes and Income Taxes paid.
5. Discount Rate (17.9%) utilized is based off of the Weighted Average Cost of Capital (WACC) for the Company. NSC used the Company's WACC as proxy for a similarly situated acquirer like the Camuto Group.

Strictly Private & Confidential - 31 - NATIONAL

V. Conclusion

~~PROJECT  ATTIRE~~ Valuation Conclusions Summary of Valuations (Weighted) Utilized Valuation Methodologies Current 1,2 ProForma (Adjusted) 3,4 Imputed Share Price 5 Imputed Share Price 5 Median Median Precedent Transaction Analysis ($0.11) Precedent Transaction Analysis $0.24 Public Company Analysis ($0.12) Public Company Analysis $0.23 Imputed Share Price 6 Imputed Share Price 6 Median Median Precedent Transaction Analysis ($0.06) Precedent Transaction Analysis $0.12 Public Company Analysis ($0.06) Public Company Analysis $0.11 ($0.12) $0.24 Unutilized Valuation Methodologies EBITDA EBITDA Perpetuity Multiple Perpetuity Multiple Method Method Method Method Discounted Cash Flow Analysis $ (1.97) $ (2.15) ($1.24) ($1.31) Current 7 ProForma (Adjusted) 8 Imputed Share Price 5 Imputed Share Price 5 Liquidation Value/Share $ (0.45) $ (0.34) Book Value/Share $ (0.45) $ (0.08) Tangible Book Value/Share $ (0.48) $ (0.22) Strictly Private & Confidential - 33 -

~~PROJECT  ATTIRE~~ Valuation Conclusions §The Reference Range for Precedent Comparable M&A Transactions is between ($0.11) and $0.24 utilizing Attire's operating metrics versus the relevant multiples. §The Reference Range for Publicly Traded Comparable Companies is between ($0.12) and $0.23 utilizing Attire's operating metrics versus the relevant multiples. §The Discounted Cash Flow Analysis and all Balance Sheet Analyses resulted in negative values. As a result, those analyses were not utilized for the purposes of the Fairness Opinion. §As illustrated in the Summary of Valuations, each of the separate valuation methodologies produce results illustrating a Range of Values for the Company between ($0.12) and $0.24. Strictly Private & Confidential - 34 -

~~PROJECT  ATTIRE~~ Valuation Conclusions Disclosures 1. Current: reflects the Company's trailing tw elve month (TTM) Revenue for period ending December 31, 2011, excluding sales of Licensed Products (illustrating discontinued Kenneth Cole and/or Camuto trademark agreements), w hich accounted for 52% of overall revenue in TTM period ending December 31, 2011. For the DCF Analsysis, NSC requested and w as provided standalone forw ard looking projections by the Company's Management excluding sales of Licensed Products (assuming termination of Vince Camuto licensing agreement). The projections have not been independently verified by NSC. 2. Current: calculates the Equity Value by adjusting Enterprise Value by Net Debt (-$16.5) as reported in the Balance Sheet as of December 31, 2011. 3. ProForma (Adjusted): reflects the Company's trailing tw elve month (TTM) Revenue for period ending December 31, 2011 including Licensed Products (illustrating the continuation of the Kenneth Cole and/or the Vince Camuto trademark agreements). For the DCF Analsysis, NSC requested and w as provided standalone fow ard 4. ProForma (Adjusted): calculates the Equity Value by adjusting Enterprise Value by Net Debt (-$16.5), w hich includes the existing debt on Balance Sheet as of December 31, 2011. 5. Based on Total Shares Outstanding of 37,481,373 show n in Attire's most recent SEC Filing (10Q) filed on February 14, 2012. 6. Provides a Weighted Share Price based on 50/50 Weighting betw een the tw o Valuation Methodologies. 7. Current: Reflects an unadjusted Balance Sheet as of December 31, 2011. 8. ProForma (Adjusted): Reflects an adjusted Balance Sheet as of December 31, 2011, including the markup of trademarks and creation of an NOL asset. Strictly Private & Confidential - 35 -

VI. Appendix A: Valuation Analysis Assumptions

~~PROJECT  ATTIRE~~ Precedent Transactions: Criteria §Geographic Location: ! Companies Headquartered North America (Specifically US and Canada) §Industrial Classification: ! Women’s Apparel Manufacturers and Licensors §Company Type: ! Privately-Held ! Publicly-Traded §Financial Data and Share Prices as of: ! Transaction Closed within last Six (6) Years ! No limitations on overall all size due to small sample set of available data points ! No limitations on profitability due to small sample set of available data points §Sample Set: ! Search resulted in 27 transactions with nine (9) providing Enterprise Value to Revenue data Strictly Private & Confidential - 37 -

PROJECT ATTIRE

Precedent Transactions: *Transaction Details*

Selected Precedent Transactions **March 30, 2012**

Women's Apparel Manufacturers or Licensors

		Target LTM Financials (at announcement)				
Buyer	Target	Net Debt	Revenue	EBITDA	NI	Targets Short Business Description
New Wave Group AB	Paris Glove of Canada Ltd.	NA	$28.0	NA	NA	Paris Glove of Canada Ltd. manufactures and supplies gloves for sport, outdoor, and industrial applications in North America.
Kukdong Corp.	Kukdong Apparel (America) Inc.	NA	NA	NA	NA	Kukdong Apparel (America) Inc. engages in the manufacturing and selling of apparel.
J. C. Penney Company, Inc.	Liz Claiborne Inc., Liz Claiborne Brands	NA	NA	NA	NA	As of November 2, 2011, Liz Claiborne Brands of Liz Claiborne Inc. was acquired by J. C. Penney Company, Inc. Liz Claiborne Inc., Liz Claiborne Brands comprises brands including Liz Claiborne, Claiborne, Liz, Liz & Co., Concepts by Claiborne, LC, Elizabeth, LizGolf, LizSport, Liz Claiborne New York (LCNY) and Lizwear brands.
The Gores Group LLC; Liz Claiborne Inc.	Liz Claiborne Inc., Global Mexx Business	NA	$730.0	NA	NA	Liz Claiborne Inc., Global Mexx Business is a retail based apparel brand.
Delta Galil USA Inc.	KN Ltd.	NA	NA	NA	NA	KN Ltd., a lifestyle design company, manufactures men and women sleepwear, loungewear, hosiery, accessories, and bedding products.
Perry Ellis International Inc.	Rafaella Apparel Group, Inc.	$60.6	$121.9	$12.6	($3.9)	Rafaella Apparel Group, Inc. does not have significant operations.
Brown Shoe Co. Inc.	Edelman Shoe, Inc.	NA	$60.0	NA	NA	Edelman Shoe, Inc. manufactures women's shoes.

Source: Capital IQ as of March 30, 2012

Strictly Private & Confidential - 38 - NATIONAL

PROJECT ATTIRE

Precedent Transactions: *Transaction Details (cont.)*

Selected Precedent Transactions — **March 30, 2012**

Women's Apparel Manufacturers or Licensors

		Target LTM Financials (at announcement)				
Buyer	Target	Net Debt	Revenue	EBITDA	NI	Targets Short Business Description
Gap Inc.	Athleta, Inc.	NA	NA	NA	NA	Athleta, Inc. designs and sells performance apparel and gear for women.
LF USA Inc.	Kathy Van Zeeland, LLC	NA	NA	NA	$37.0	Kathy Van Zeeland, LLC provides handbags, footwear, and accessories for women in the United States.
V.F. Corporation	Mo Industries Holdings, Inc.	NA	$80.0	NA	NA	Mo Industries Holdings, Inc. designs and sells apparel for women, girls, youth, toddlers, and babies.
Phillips-Van Heusen Corporation (nka:PVH Corp.)	Mulberry Thai Silks, Inc., Certain Assets	NA	$25.0	NA	NA	As of April 24, 2008, Certain Assets of Mulberry Thai Silks, Inc. were acquired by Phillips-Van Heusen Corp. Certain Assets of Mulberry Thai Silks, Inc. includes the rights to produce neckwear under the Kenneth Cole New York, Kenneth Cole Reaction, J. Garcia, Liz Claiborne, Sean John, BCBG Max Azria, BCBG Attitude, U.S. Polo Assn.
Fashion Accessory Bazaar, LLC	Isabella Fiore, LLC	NA	NA	NA	NA	Isabella Fiore, LLC provides handbags.
Radius Partners, LLC; Hilco Consumer Capital; Windsong Brands LLC	Ellen Tracy, Inc.	NA	NA	NA	NA	Ellen Tracy, Inc. offers fashion apparel, eyewear, foot and leg wear, outerwear, sleepwear, and luggage for women.
Perry Ellis International Inc.	Liz Claiborne Inc., Laundry By Design and C&C California	NA	NA	NA	NA	As of February 4, 2008, Laundry By Design and C&C California of Liz Claiborne Inc. were acquired by Perry Ellis International Inc. (NasdaqNM: PERY).

Source: Capital IQ as of March 30, 2012

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PROJECT ATTIRE

Precedent Transactions: *Transaction Details (cont.)*

Selected Precedent Transactions **March 30, 2012**

Women's Apparel Manufacturers or Licensors

		Target LTM Financials (at announcement)				
Buyer	Target	Net Debt	Revenue	EBITDA	NI	Targets Short Business Description
B2X Corporation	Hampshire Group, Certain Assets of David Brooks and Marisa Christina	NA	$18.0	NA	NA	As of November 2, 2007, Certain Assets of David Brooks and Marisa Christina of Hampshire Group were acquired by B2X Corporation.
LF USA Inc.	Liz Claiborne Inc., Emma James, Intuitions, JH Collectibles and Tapemeasure Brands	NA	$150.0	NA	NA	As of October 4, 2007, Liz Claiborne Inc., Emma James, Intuitions, JH Collectibles and Tapemeasure Brands was acquired by The Millwork Trading Company, Ltd. Liz Claiborne Inc., Emma James, Intuitions, JH Collectibles and Tapemeasure Brands offer apparel and accessories for women including performance tops and bottoms, casual sportswear, knitwear, twill, and denim products.
Li & Fung Limited	Regatta USA, LLC	NA	NA	$27.9	NA	Regatta USA, LLC engages in the design and marketing of apparel and accessories for women.
Brown Shoe Co. Inc.	Edelman Shoe, Inc.	NA	NA	NA	NA	Edelman Shoe, Inc. manufactures women's shoes.
G-III Apparel Group, Ltd.	Jessica Howard, Ltd.	NA	NA	NA	NA	Jessica Howard, Ltd. designs, manufactures, and markets ladies' apparel.
Cache Inc.	Adrienne Victoria Designs, Inc.	NA	NA	NA	NA	As of July 3, 2007, Adrienne Victoria Designs, Inc. was acquired by Cache Inc. Adrienne Victoria Designs, Inc. manufactures and supplies women's fashion apparel to various retail stores.

Source: Capital IQ as of March 30, 2012

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NATIONAL

PROJECT ATTIRE

Precedent Transactions: *Transaction Details (cont.)*

Selected Precedent Transactions **March 30, 2012**

Women's Apparel Manufacturers or Licensors

		Target LTM Financials (at announcement)				
Buyer	**Target**	**Net Debt**	**Revenue**	**EBITDA**	**NI**	**Targets Short Business Description**
Iconix Brand Group, Inc.	Danskin, Inc., Danskin Brand	NA	NA	NA	NA	As of March 9, 2007, Danskin Brand of Danskin, Inc. was acquired by Iconix Brand Group Inc. Danskin, Inc., Danskin Brand consists of women's active wear, leg wear, dance wear, yoga apparel, and fitness equipment.
Fruit of The Loom, Inc.	Vanity Fair Intimates, LP (nka:Vanity Fair Brands, LP)	NA	$800.0	NA	NA	Vanity Fair Brands LP manufactures under garments for women such as bras, day wear, and shape wear.
Peerless Clothing Inc.	Hartz and Company Inc., Tallia Brand	NA	NA	NA	NA	As of October 2006, the Tallia Brand of Hartz and Company Inc. was acquired by Peerless Clothing Inc. Tallia Brand of Hartz and Company Inc. includes tailored clothing, formalwear, sportswear and outerwear marketed under the brand name Tallia.
H.G. Wellington Capital Management	Harvé Benard Ltd.	NA	NA	NA	NA	Harvé Benard Ltd. manufactures, licenses, and markets seasonal collections of knit and woven sportswear, coats, outerwear, and suits and dresses for women.
Li & Fung Limited	Rosetti Handbags and Accessories Ltd.	NA	$195.0	NA	NA	Rosetti Handbags and Accessories, Ltd. designs, markets, and sells women's handbags, purses, and related accessories.
Hampshire Group Ltd.	Marisa Christina Inc.	($1.4)	$17.7	($1.6)	($1.6)	Marisa Christina, Incorporated engages in the design, manufacture, sourcing, and marketing of a line of clothing for women primarily in the United States.
Li & Fung Limited	Oxford Industries Inc., Womenswear Group	NA	$257.0	NA	NA	As of June 2, 2006, Womenswear Group of Oxford Industries Inc. was acquired by Li & Fung Ltd. Oxford Industries Inc., Womenswear Group manufactures and markets women's apparel for mass merchant and catalog retailers.

Source: Capital IQ as of March 30, 2012

Strictly Private & Confidential - 41 - NATIONAL

~~PROJECT  ATTIRE~~ Comparable Publicly Traded Companies: Criteria §Geographic Location: ! Companies Headquartered in North America (Specifically the US and Canada) §Industrial Classification: ! Manufacturers and marketers of apparel, accessories, and footwear (all market segments) ! Distribution primarily through third parties, with limited customer contact §Publicly traded Companies on: ! New York Stock Exchange ! NASDAQ ! AMEX ! Over-the-Counter Listings: Bulleting Board, Pink Sheets §Financial Data and Share Prices: ! As of March 30, 2012 ! Micro capitalization (less than $250 million) ! No limitations on profitability (positive and negative EBITDA and/or net income) §Sample Set: ! Nine (9) Companies with eight (8) providing Enterprise Value to Revenue data Strictly Private & Confidential - 42 -

PROJECT ATTIRE

Comparable Publicly Traded Company Profiles

Delta Apparel Inc. — *AMEX:DLA*

Data presented in millions, except per share prices — *Mar 30, 2012*

Corporate Information

H/Q: 322 South Main Street, Greenville, South Carolina, 29601, United States
Industry Sector: Consumer Discretionary
Primary Industry: Apparel, Accessories and Luxury Goods
Website: www.deltaapparelinc.com
Full Time Employees: 7200

Financial Information

Price per Share	$ 16.43
Shares Outstanding (M's)	8.45
Market Capitalization ($M's)	138.83
Plus: Net Debt, Pref & MI ($M's)	120.29
Enterprise Value ($M's)	$ 259.12

TTM Share Pricing & Enterprise Value / Revenue Multiples


$25.00
$20.00
$15.00
$10.00
$5.00
$-
1.00x
0.80x
0.60x
0.40x
0.20x
0.00x
Apr-11 May-11 Jul-11 Aug-11 Oct-11 Dec-11 Jan-12 Mar-12
Price/Share
EV / Revenue

Business Description

Delta Apparel, Inc. operates as an international design, marketing, manufacturing, and sourcing company that features a portfolio of branded and private label activewear apparel and headwear. The company primarily offers casual and athletic products for men, women, juniors, youth, and children under the Soffe, The Cotton Exchange, Intensity Athletics, Junk Food, and The Game brand names. It also markets apparel garments for the entire family under Delta Pro Weight, Delta Magnum Weight, Quail Hollow, Healthknit, and FunTees brand names. In addition, the company engages in designing, marketing, and manufacturing private label custom knit t-shirts primarily to branded sportswear companies. It sells its products to specialty and boutique shops, upscale and traditional department stores, mid-tier retailers, sporting goods stores, screen printers, private label accounts, college bookstores, and the United States military as well as on its Web sites at soffe.com, junkfoodclothing.com, saltlife.com, and deltaapparel.com. It has operations primarily in the US, Honduras, El Salvador, and Mexico. Delta Apparel, Inc. was founded in 1999 and is headquartered in Greenville, SC.

Source: Capital IQ as of March 30, 2012

Strictly Private & Confidential — - 43 - — NATIONAL

PROJECT ATTIRE

Comparable Publicly Traded Company Profiles

Ever-Glory International Group, Inc. *AMEX:EVK*

Data presented in millions, except per share prices *Mar 30, 2012*

Corporate Information

H/Q: 100 North Barranca Avenue, Suite 810, West Covina, California, 91791, Unit
Industry Sector: Consumer Discretionary
Primary Industry: Apparel, Accessories and Luxury Goods
Website: www.everglorygroup.com
Full Time Employees: 2800

Financial Information

Price per Share	$ 1.75
Shares Outstanding (M's)	14.77
Market Capitalization ($M's)	25.84
Plus: Net Debt, Pref & MI ($M's)	21.97
Enterprise Value ($M's)	$47.81

TTM Share Pricing & Enterprise Value / Revenue Multiples


$5.00
$4.00
$3.00
$2.00
$1.00
$-
1.00x
0.80x
0.60x
0.40x
0.20x
0.00x
Apr-11 May-11 Jul-11 Aug-11 Oct-11 Dec-11 Jan-12 Mar-12
Price/Share
EV / Revenue

Business Description

Ever-Glory International Group, Inc., together with its subsidiaries, engages in the manufacture, distribution, and sale of apparel for women, men, and children. Its products include coats, jackets, slacks, skirts, shirts, trousers, vests, skiwear, down jackets, knitwear, and jeans. The company offers its products to the casual wear, sportswear, and outerwear brands, as well as retailers, such as department stores, flagship stores, stores-within-a-store, and specialty stores primarily in Europe, the United States, Japan, and the People's Republic of China. As of December 31, 2010, it operated 293 retail stores in the People's Republic of China. The company is based in West Covina, California.

Source: Capital IQ as of March 30, 2012

Strictly Private & Confidential - 44 - NATIONAL

PROJECT
ATTIRE

Comparable Publicly Traded Company Profiles

Hampshire Group Ltd. *OTCPK:HAMP*

Data presented in millions, except per share prices *Mar 30, 2012*

Corporate Information

H/Q: 114 West 41st Street, New York, New York, 10036, United States
Industry Sector: Consumer Discretionary
Primary Industry: Apparel, Accessories and Luxury Goods
Website: www.hamp.com
Full Time Employees: 1100

Financial Information

Price per Share	$	2.05
Shares Outstanding (M's)		7.13
Market Capitalization ($M's)		14.61
Plus: Net Debt, Pref & MI ($M's)		(25.76)
Enterprise Value ($M's)	$	(11.15)

TTM Share Pricing & Enterprise Value / Revenue Multiples


$5.00
$4.00
$3.00
$2.00
$1.00
$-
0.20x
0.16x
0.12x
0.08x
0.04x
0.00x
Apr-11 May-11 Jul-11 Aug-11 Oct-11 Dec-11 Jan-12 Mar-12
Price/Share
EV / Revenue

Business Description

Hampshire Group, Limited, through its subsidiaries, engages in designing and marketing branded and private label apparel for men in the United States. It provides men's sweaters, knits, woven tops, blazers, and sportswear, as well as various men's bottoms and tops line under the names of Geoffrey Beene, Dockers, JOE Joseph Abboud, Alexander Julian Colours, and Spring+Mercer. The company also operates a specialty store in Boston, Massachusetts under the name scottjames, as well as sells apparel in wholesale primarily to upscale specialty stores. The company sells its products to department stores, chain stores, and mass merchant retailers. Hampshire Group, Limited was founded in 1917 and is based in New York, New York.

Source: Capital IQ as of March 30, 2012

Strictly Private & Confidential - 45 - NATIONAL

PROJECT ATTIRE

Comparable Publicly Traded Company Profiles

Jaclyn Inc. *OTCPK:JCLY*

Data presented in millions, except per share prices *Mar 30, 2012*

Corporate Information

H/Q: 197 West Spring Valley Avenue, Maywood, New Jersey, 07607, United Stat
Industry Sector: Consumer Discretionary
Primary Industry: Apparel, Accessories and Luxury Goods
Website: www.jaclyninc.com
Full Time Employees: 168

Financial Information

Price per Share	$	7.89
Shares Outstanding (M's)		2.49
Market Capitalization ($M's)		19.65
Plus: Net Debt, Pref & MI ($M's)		12.02
Enterprise Value ($M's)	$	31.67

TTM Share Pricing & Enterprise Value / Revenue Multiples


$10.00
$8.00
$6.00
$4.00
$2.00
$-
0.50x
0.40x
0.30x
0.20x
0.10x
0.00x
Apr-11 May-11 Jul-11 Aug-11 Oct-11 Dec-11 Jan-12 Mar-12
Price/Share
EV / Revenue

Business Description

Jaclyn, Inc., together with its subsidiaries, engages in the design, manufacture, distribution, and sale of apparel, handbags, and related accessories. The company offers men's, women's, and children's apparel, including sleepwear, loungewear, robes, and sportswear. It also manufactures apparel under private level merchandise, as well as has a license agreement to manufacture and market children's apparel based on the Messages from the Heart brand. In addition, the company manufactures and sells vinyl, leather, and fabric handbags; sport bags; backpacks; cosmetic bags; and related products. Jaclyn, Inc. offers its apparel products under Topsville, I. Appel, Smart Time, Jaclyn Apparel, Ande, and Emerson Road trade names; and handbags products under Shane, Aetna, Susan Gail, and Robyn Lyn trade names. The company sells its products through sales persons and independent sales representatives to various retailers, including department and specialty stores, national chains, major discounters, and mass volume retailers in the United States. Jaclyn, Inc. was founded in 1968 and is based in Maywood, New Jersey.

Source: Capital IQ as of March 30, 2012

Strictly Private & Confidential - 46 - NATIONAL

PROJECT ATTIRE

Comparable Publicly Traded Company Profiles

Joe's Jeans Inc. — *NasdaqCM:JOEZ*

Data presented in millions, except per share prices — *Mar 30, 2012*

Corporate Information

H/Q: 2340 South Eastern Avenue, Commerce, California, 90040, United States
Industry Sector: Consumer Discretionary
Primary Industry: Apparel, Accessories and Luxury Goods
Website: www.joesjeans.com
Full Time Employees: 247

Financial Information

Price per Share	$ 1.22
Shares Outstanding (M's)	64.68
Market Capitalization ($M's)	78.91
Plus: Net Debt, Pref & MI ($M's)	(9.43)
Enterprise Value ($M's)	$ 69.49

TTM Share Pricing & Enterprise Value / Revenue Multiples


$2.00
$1.60
$1.20
$0.80
$0.40
$-
1.00x
0.80x
0.60x
0.40x
0.20x
0.00x
Apr-11 May-11 Jul-11 Aug-11 Oct-11 Dec-11 Jan-12 Mar-12
Price/Share
EV / Revenue

Business Description

Joe's Jeans Inc. designs, produces, and sells apparel and apparel-related products worldwide. Its product line comprises women's and men's denim jeans, pants, shirts, sweaters, jackets, and other apparel products under the Joe's brand. The company also offers women's handbags and clutches, shoes, belts, and leather goods under various license agreements. In addition, it provides children's products consisting of denim bottoms, tops, T-shirts, and jackets for infants, toddlers, girls, and boys. The company sells its products to various retailers, including department stores, specialty stores, and distributors, as well as through its retail stores; and through the Internet site, joesjeans.com/shop. As of November 30, 2011, it operated 17 outlet stores and 5 full price retail stores. The company was formerly known as Innovo Group Inc. and changed its name to Joe's Jeans Inc. in October 2007. Joe's Jeans Inc. was founded in 1987 and is based in Commerce, California.

Source: Capital IQ as of March 30, 2012

Strictly Private & Confidential - 47 - NATIONAL

PROJECT ATTIRE

Comparable Publicly Traded Company Profiles

Sequential Brands Group, Inc. *OTCPK:SQBG*

Data presented in millions, except per share prices *Mar 30, 2012*

Corporate Information

H/Q: 1212 South Flower Street, 5th Floor, Los Angeles, California, 90015, United
Industry Sector: Consumer Discretionary
Primary Industry: Apparel, Accessories and Luxury Goods
Website: www.pplbusa.com
Full Time Employees: 104

Financial Information

Price per Share	$	0.35
Shares Outstanding (M's)		36.00
Market Capitalization ($M's)		12.60
Plus: Net Debt, Pref & MI ($M's)		(3.69)
Enterprise Value ($M's)	$	8.91

TTM Share Pricing & Enterprise Value / Revenue Multiples


$0.50
$0.40
$0.30
$0.20
$0.10
$-
1.00x
0.80x
0.60x
0.40x
0.20x
0.00x
Apr-11 May-11 Jul-11 Aug-11 Oct-11 Dec-11 Jan-12 Mar-12
Price/Share
EV / Revenue

Business Description

Sequential Brands Group, Inc. (formerly known as People's Liberation, Inc.) designs, markets, and sells casual apparel under the People's Liberation, William Rast, and J. Lindeberg brand names in the United States and internationally. The company's products consist of denim, knits, wovens, leather goods, golf wear, and outerwear for men and women; and apparel accessories, eyewear, jewelry, watches, cosmetics, and fragrances. It also markets and sells its J. Lindeberg branded collection and golf apparel, through its retail stores in New York City and Los Angeles, as well as markets its J. Lindeberg golf wear to green grass golf stores and boutiques in the United States. In addition, People's Liberation, Inc. sells products online through its Web sites williamrast.com, jlindebergusa.com, and Zappos.com. It operates three retail stores in Los Angeles, San Jose, and Cabazon, California, which sell William Rast products. The company sells its merchandise directly and through distributors to specialty stores, boutiques, and department stores in the United States and internationally. People's Liberation, Inc. is headquartered in Los Angeles, California.

Source: Capital IQ as of March 30, 2012

Strictly Private & Confidential - 48 - NATIONAL

PROJECT ATTIRE

Comparable Publicly Traded Company Profiles

Signature Eyewear Inc. — *OTCPK:SEYE*

Data presented in millions, except per share prices — *Mar 30, 2012*

Corporate Information

H/Q: 498 North Oak Street, Inglewood, California, 90302, United States
Industry Sector: Consumer Discretionary
Primary Industry: Apparel, Accessories and Luxury Goods
Website: www.signatureeyewear.com
Full Time Employees: 105

Financial Information

Price per Share	$	0.15
Shares Outstanding (M's)		6.96
Market Capitalization ($M's)		1.04
Plus: Net Debt, Pref & MI ($M's)		3.82
Enterprise Value ($M's)	$	4.86

TTM Share Pricing & Enterprise Value / Revenue Multiples



$0.50
$0.40
$0.30
$0.20
$0.10
$-
1.00x
0.80x
0.60x
0.40x
0.20x
0.00x
Apr-11 May-11 Jul-11 Aug-11 Oct-11 Dec-11 Jan-12 Mar-12
Price/Share
EV / Revenue

Business Description

Signature Eyewear, Inc. engages in the design, marketing, and distribution of eyeglass frames and sunwear in the United States and internationally. The company's eyewear lines comprise bebe, Carmen Marc Valvo, Cutter & Buck, Dakota Smith, Hart Schaffner Marx, Hummer, Laura Ashley, Nicole Miller, Michael Stars, and its proprietary Signature line. It also designs, markets, and distributes footwear products primarily for women. The company offers its footwear products primarily under the Rough Justice brand name, as well as under private label. It sells and distributes its eyewear products to independent optical retailers in the United States through national direct sales force, independent sales representatives, and distributors; to retail chains, department stores, and Internet retailers; and internationally primarily through distributors. The company was founded in 1982 and is based in Inglewood, California.

Source: Capital IQ as of March 30, 2012

Strictly Private & Confidential - 49 - NATIONAL

PROJECT ATTIRE

Comparable Publicly Traded Company Profiles

Swank Inc. — OTCPK:SNKI

Data presented in millions, except per share prices — *Mar 30, 2012*

Corporate Information

H/Q: 90 Park Avenue, New York, New York, 10016, United States
Industry Sector: Consumer Discretionary
Primary Industry: Apparel, Accessories and Luxury Goods
Website: www.swankinc.com
Full Time Employees: 256

Financial Information

Price per Share	$	10.60
Shares Outstanding (M's)		5.55
Market Capitalization ($M's)		58.83
Plus: Net Debt, Pref & MI ($M's)		0.38
Enterprise Value ($M's)	$	59.21

TTM Share Pricing & Enterprise Value / Revenue Multiples


$15.00
$12.00
$9.00
$6.00
$3.00
$-
1.00x
0.80x
0.60x
0.40x
0.20x
0.00x
Apr-11 May-11 Jul-11 Aug-11 Oct-11 Dec-11 Jan-12 Mar-12
Price/Share
EV / Revenue

Business Description

Swank, Inc. engages in the importation, sale, and distribution of men's accessories in the US. The company sources and sells a range of men's leather accessories, including belts, wallets, billfolds, key cases, card holders, and other leather goods. It also distributes men's costume jewelry primarily consisting of cuff links, tie clips, chains and tacs, bracelets, neck chains, vest chains, collar pins, key rings, and money clips; men's suspenders; and women's leather accessories. The company markets its products under the Swank, Kenneth Cole, Tommy Hilfiger, Nautica, Geoffrey Beene, Claiborne, Guess, Donald Trump, Tumi, Chaps, Buffalo David Bitton, Pierre Cardin, and US Polo Association names, as well as under various private labels. In addition, it exports its products internationally, as well as operates three company-owned factory outlet stores to distribute excess and out-of-line merchandise. It distributes its merchandise to various retailers, including department stores, national chain stores, specialty stores, mass merchandisers, labels for less retailers, catalog retailers, and the US military exchanges. Swank, Inc. was founded in 1897 and is based in New York, NY.

Source: Capital IQ as of March 30, 2012

Strictly Private & Confidential - 50 - NATIONAL

PROJECT ATTIRE

Comparable Publicly Traded Company Profiles

Tandy Brands Accessories Inc. — NasdaqGM:TBAC

Data presented in millions, except per share prices — *Mar 30, 2012*

Corporate Information

H/Q: 3631 West Davis, Suite A, Dallas, Texas, 75211, United States
Industry Sector: Consumer Discretionary
Primary Industry: Apparel, Accessories and Luxury Goods
Website: www.tandybrands.com
Full Time Employees: 550

Financial Information

Price per Share	$	1.74
Shares Outstanding (M's)		7.07
Market Capitalization ($M's)		12.31
Plus: Net Debt, Pref & MI ($M's)		14.30
Enterprise Value ($M's)	$	26.61

TTM Share Pricing & Enterprise Value / Revenue Multiples



$5.00
$4.00
$3.00
$2.00
$1.00
$-
1.00x
0.80x
0.60x
0.40x
0.20x
0.00x
Apr-11 May-11 Jul-11 Aug-11 Oct-11 Dec-11 Jan-12 Mar-12
Price/Share
EV / Revenue

Business Description

Tandy Brands Accessories, Inc. engages in designing and marketing of men's, women's, and children's accessories in North America. Its product line includes casual, work, dress, and golf belts; gifts, such as emergency kits, lights, coin banks, games, beverage mugs, and tie racks; small leather goods consisting of men's and women's wallets; and suspenders, eyewear, neckwear, and sporting goods accessories. The company markets its products under various private, licensed, and proprietary brand names, including Totes, Wolverine, Eddie Bauer, Eileen West, Haggar, Bone Collector, Levi Strauss Signature, Dockers, Kodiak, Terra, Rolfs, Amity, Canterbury, Prince Gardner, Princess Gardner, Chambers Belt Company, Absolutely Fresh, and Surplus, as well as private brands for retail customers. Tandy Brands Accessories, Inc. sells its products through various retail distribution channels, such as mass merchants, national chain stores, department stores, specialty stores, catalog retailers, golf pro shops, sporting goods stores, and the retail exchange operations of the United States military. The company was founded in 1990 and is based in Dallas, Texas.

Source: Capital IQ as of March 30, 2012

Strictly Private & Confidential - 51 - NATIONAL

~~PROJECT  ATTIRE~~ Weighted Average Cost of Capital (WACC) WACC Market Risk Premium (Rm-Rf)(4) 16.4% Multiplied by: CHBD Levered Beta 2.921 Adjusted Market Risk Premium 47.8% Add: Risk-Free Rate of Return (Rf)(1) 1.0% Add: Size Premium 0.0% Add: Company-Specific Risk Premium 0.0% Cost of Equity 48.8% Multiplied by: CHBD E/(D+P+E) 24.1% Cost of Equity Portion 11.8% CHBD Cost of Debt (Rd) 8.1% CHBD Tax Rate 0.0% After-Tax Cost of Debt 8.1% Multiplied by: CHBD D/(D+P+E) 75.9% Cost of Debt Portion 6.1% CHBD Cost of Preferred (Rp) 0.0% Multiplied by: CHBD P/(D+P+E) 0.0% Cost of Preferred Portion 0.0% WACC 17.9% Source: Capital IQ (1) Interest on U.S. Treasury - 5 years (2) Unlevered Beta = Levered Beta / ( 1 + ((D/E) * (1 - T)) + P/E) (3) Levered Beta = Unlevered Beta * ( 1 + ((D/E) * (1 - T)) + P/E) (4) Duff & Phelps 2011 Risk Premium report Strictly Private & Confidential - 52 -

~~PROJECT  ATTIRE~~ WACC Beta Calculation and Other Assumptions BETA CALCULATION Levered Total Mkt. Val. Pref Debt/ Pref/ Unlevered Ticker Name Beta Debt Equity Equity Equity Equity Beta(2) DLA Delta Apparel Inc. 0.712 120.6 138.8 0.0 86.9% 0.0% 0.381 EVK Ever-Glory International Group, Inc.1.103 29.2 25.8 0.0 112.9% 0.0% 0.518 HAMP Hampshire Group Ltd. 0.405 0.0 14.6 0.0 0.3% 0.0% 0.404 JCLY Jaclyn Inc. 0.499 12.4 19.6 0.0 63.0% 0.0% 0.306 JOEZ Joe's Jeans Inc. 1.421 3.3 78.9 0.0 4.1% 0.0% 1.365 SQBG Sequential Brands Group, Inc. 2.599 2.5 12.7 0.0 19.8% 0.0% 2.170 SEYE Signature Eyewear Inc. 0.327 4.2 1.0 0.0 404.6% 0.1% 0.065 SNKI Swank Inc. 0.799 16.9 58.8 0.0 28.7% 0.0% 0.621 TBAC Tandy Brands Accessories Inc. 1.160 15.3 12.3 0.0 124.2% 0.0% 0.517 Average 1.003 0.705 Average Unlevered Beta for Comps 0.705 CHBD D/E 314.1% CHBD P/E 0.0% CHBD Tax Rate 0.0% CHBD Levered Beta (3) 2.921 Source: Capital IQ (1) Interest on U.S. Treasury - 5 years. (2) Unlevered Beta = Levered Beta / ( 1 + ((D/E) * (1 - T)) + P/E). (3) Levered Beta = Unlevered Beta * ( 1 + ((D/E) * (1 - T)) + P/E). (4) Duff & Phelps 2011 Risk Premium report. Strictly Private & Confidential - 53 -

~~PROJECT  ATTIRE~~ WACC Beta Calculation and Other Assumptions ASSUMPTIONS Tax Rate 0.0% Risk-Free Rate of Return (Rf)(1) 1.019% Market Risk Premium (Rm - Rf)(4) 16.4% Size Premium 0.0% Company-Specific Risk Premium 0.0% CHBD D/(D+P+E) 75.9% CHBD D/E 314.1% CHBD P/E 0.0% CHBD Cost of Debt (Rd) 8.1% CHBD Cost of Preferred (Rp) 0.0% CHBD Tax Rate 0.0% ! Tax Rate No tax rate is assumed as Company has historical losses and is not projected to be a tax payer in the foreseeable future. ! Risk Free Rate of Return Based off the 5 year US Treasury Note. ! Market Risk Premium Obtained from page 30 of the 2011 Duff & Phelps Risk Premium Report and reflects the arithmetic average risk premium based on market value of equity for companies at $68 million or less in size. ! CHBD Cost of Debt Based on the average of the interest rates paid by the universe of Comparable Companies and a sample of recent financing transactions. Strictly Private & Confidential - 54 -

~~PROJECT  ATTIRE~~ Forecast Financial Schedules: Income Statement Bernard Chaus, Inc. Profit & Loss Statement - StandAlone Plan Total Company EXCLUDING V~~ince Camuto o~~n ~~an Estim~~ated Direct Basis 5 Year Projected - 2012 thru 2016 FY2012 Estimate FY2013 StandAlone FY2014 StandAlone FY2015 StandAlone FY2016 StandAlone $ % $ % $ % $ % $ % Sales @ Std. 78,894 154.2 74,853 144.8 74,853 144.8 74,853 144.8 74,853 144.8 Dilutions 20,302 25.7 15,982 21.4 15,978 21.3 15,978 21.3 15,978 21.3 Gross Sales 58,593 74.3 58,870 78.6 58,874 78.7 58,874 78.7 58,874 78.7 Sales Adjustments: Terms Discounts1,529 2.62,093 3.62,093 3.62,093 3.62,093 3.6 Returns1,010 1.7672 1.1672 1.1672 1.1 672 1.1 Indirect Allow.162 0.3 392 0.7 392 0.7 392 0.7392 0.7 Direct Allowance4,714 8.04,034 6.94,034 6.94,034 6.94,034 6.9 Total Sales Adjustments7,415 12.77,191 12.27,191 12.27,191 12.27,191 12.2 Net Sales 51,178 100.0 51,679 100.0 51,683 100.0 51,683 100.0 51,683 100.0 Total Cost of Goods Sold 38,875 76.0 39,08075.6 39,036 75.5 38,993 75.4 38,95075.4 Gross Profit 12,303 24.0 12,59924.4 12,647 24.5 12,68924.6 12,73324.6 Operating Expenses: Payroll7,658 15.0 7,88815.38,12415.78,36816.28,619 16.7 P/R taxes & fringes879 1.7 906 1.8933 1.8961 1.9990 1.9 Total Payroll, taxes & fringes8,537 16.7 8,793 17.0 9,05717.59,329 18.0 9,60918.6 Freelance Consulting1,347 2.61,359 2.61,397 2.71,441 2.81,487 2.9 Operating Supplies1,377 2.71,519 2.91,540 3.01,573 3.01,605 3.1 Marketing & Advertising 282 0.6607 1.2682 1.3757 1.5 757 1.5 Distribution1,449 2.81,464 2.81,464 2.81,464 2.81,464 2.8 Professional Fees1,143 2.2900 1.7900 1.7900 1.7 900 1.7 Occupancy2,794 5.52,800 5.42,800 5.42,800 5.42,800 5.4 Communications456 0.9 325 0.6341 0.7358 0.7376 0.7 Mtce. & repairs 554 1.1571 1.1599 1.2629 1.2 661 1.3 Travel & Entertainment481 0.9 566 1.1 579 1.1 590 1.1601 1.2 Commissions136 0.3 136 0.3136 0.3136 0.3136 0.3 Bank Fees / Other Exp839 1.6869 1.7897 1.7923 1.8950 1.8 Depreciation 462 0.9600 1.2700 1.4700 1.4 700 1.4 Total Operating Expenses 19,85638.8 20,509 39.7 21,09240.8 21,60041.8 22,046 42.7 Operating Profit(7,554) (14.8) (7,909)(15.3)(8,445)(16.3)(8,910)(17.2)(9,314)(18.0) Interest Expense659 1.31,443 2.81,366 2.61,385 2.71,404 2.7 Income Before Taxes(8,213) (16.0) (9,353)(18.1)(9,811)(19.0) (10,295)(19.9) (10,718)(20.7) Income Taxes 38 0.1100 0.2 100 0.2100 0.2100 0.2 Net Income before KC Term. Item(8,251) (16.1) (9,453) (18.3) (9,911) (19.2) (10,395) (20.1) (10,818) (20.9) Accrued KC Licensing Agrmt Net Income NSC requested and was provided standalone forward looking projections by the Company's Management excluding sales of Licensed Products (assuming termination of Vince Camuto Trademark Agreement). The projections h~~ave not been i~~nd~~ependent~~ly verified by NSC. Strictly Private & Confidential - 55 -

~~PROJECT  ATTIRE~~ Forecast Financial Schedules: Income Statement Bernard Chaus, Inc. Profit & Loss Statement - StandAlone Plan Total Company INCLUDING Vince Camuto 5 Year Projected - 2012 thru 2016 FY2012 Estimate FY2013 StandAlone FY2014 StandAlone FY2015 StandAlone FY2016 StandAlone $ % $ % $ % $ % $ % Sales @ Std. 133,115 151.1 136,289 148.3 140,591 147.8 144,428 147.6 148,406 147.5 Dilutions 32,466 24.4 30,020 22.0 30,718 21.8 31,455 21.8 32,229 21.7 Gross Sales 100,649 75.6 106,269 78.0 109,873 78.2 112,973 78.2 116,178 78.3 Sales Adjustments: Terms Discounts2,661 2.63,516 3.33,587 3.33,662 3.23,740 3.2 Returns1,116 1.1 844 0.8857 0.8868 0.8880 0.8 Indirect Allow.502 0.5775 0.7 804 0.7829 0.7855 0.7 Direct Allowance8,272 8.29,246 8.79,507 8.79,780 8.7 10,068 8.7 Total Sales Adjustments 12,551 12.5 14,381 13.5 14,755 13.4 15,139 13.4 15,543 13.4 Net Sales 88,099 100.0 91,888 100.0 95,118 100.0 97,834 100.0 100,635 100.0 Total Cost of Goods Sold 64,64273.4 68,377 74.4 70,78174.4 72,783 74.4 74,847 74.4 Gross Profit 23,457 26.6 23,511 25.6 24,33725.6 25,05125.6 25,788 25.6 Operating Expenses: Payroll9,200 10.4 9,47610.39,760 10.3 10,05310.3 10,35510.3 P/R taxes & fringes1,056 1.21,088 1.21,121 1.21,154 1.21,189 1.2 Total Payroll, taxes & fringes 10,256 11.6 10,56411.5 10,881 11.4 11,20711.5 11,54411.5 Freelance Consulting1,964 2.22,023 2.22,124 2.22,230 2.32,342 2.3 Operating Supplies2,370 2.72,700 2.92,835 3.02,977 3.03,126 3.1 Marketing & Advertising2,317 2.62,780 3.02,976 3.13,171 3.23,296 3.3 Distribution2,495 2.82,602 2.82,694 2.82,771 2.82,850 2.8 Professional Fees1,143 1.3 900 1.0 900 0.9 900 0.9900 0.9 Occupancy2,794 3.22,800 3.02,800 2.92,800 2.92,800 2.8 Communications456 0.5 325 0.4341 0.4358 0.4 376 0.4 Mtce. & repairs554 0.6 571 0.6599 0.6629 0.6661 0.7 Travel & Entertainment 609 0.7725 0.8750 0.8772 0.8 794 0.8 Commissions136 0.2 136 0.1 136 0.1 136 0.1136 0.1 Bank Fees / Other Exp1,008 1.11,054 1.11,097 1.21,138 1.21,180 1.2 Depreciation462 0.5600 0.7700 0.7700 0.7700 0.7 Total Operating Expenses 26,563 30.2 27,780 30.2 28,833 30.3 29,789 30.4 30,70430.5 Operating Profit(3,106) (3.5)(4,268) (4.6)(4,497) (4.7)(4,738) (4.8)(4,916) (4.9) Interest Expense659 0.71,443 1.61,366 1.41,385 1.41,404 1.4 Income Before Taxes(3,765) (4.3)(5,711) (6.2)(5,863) (6.2)(6,123) (6.3)(6,320) (6.3) Income Taxes 38 0.0 100 0.1 100 0.1100 0.1100 0.1 Net Income before KC Term. Item(3,803) (4.3)(5,811) (6.3)(5,963) (6.3)(6,223) (6.4)(6,420) (6.4) Accrued KC Licensing Agrmt Net Income NSC requested and was provided standalone forward looking projections by the Company's Management including sales of Licensed Products (assuming the continuation of the Vince Camuto Trademark Agreement). The pro~~jections have n~~ot ~~been ind~~ependently ~~verified by NS~~C. Strictly Private & Confidential - 56 -